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                                                                      Exhibit 5A


                              May 9, 1996



Sunquest Information Systems, Inc.
4801 East Broadway Boulevard
Tucson, Arizona  85711

                              Re:  Registration Statement on Form S-1
                                   3,450,000 shares of Common Stock
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Ladies and Gentlemen:

          We are serving as your counsel in connection with the issuance and sale by Sunquest Information Systems, Inc. (the "Company"), pursuant to an Underwriting Agreement to be entered into between the Company and Volpe, Welty & Company and Punk, Ziegel & Knoell, L.P., as representatives of the underwriters, of 3,000,000 shares of Common Stock of the Company and, pursuant to an over-allotment option, up to an additional 450,000 shares of Common Stock of the Company (collectively, the "Shares").

          In that regard, we have examined originals or copies, certified or otherwise, identified to our satisfaction of such documents, instruments and corporate records as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Company's Amended and Restated Articles of Incorporation and By-laws, (ii) certain resolutions of the Board of Directors,
(iii) a specimen certificate of Common Stock, (iv) the Registration Statement on Form S-1 (Registration No. 333-2790), as amended by Amendment No. 1 (the "Registration Statement"), for registration of the Shares under the Securities Act of 1933, as amended, and (v) the form of Underwriting Agreement filed as
Exhibit 1A to the Registration Statement.

          Based upon the foregoing, we are of the opinion that the Shares, when duly issued and countersigned and registered by the transfer agent and registrar and delivered and paid for in accordance with the provisions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

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          We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part thereof.


                              Very truly yours,


                              /s/ KLETT LIEBER ROONEY & SCHORLING

                              KLETT LIEBER ROONEY & SCHORLING,
                                 A Professional Corporation




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